Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form F-3 and related short form base shelf prospectus of The Canadian Imperial Bank of Commerce for the registration of its debt securities and to the incorporation by reference of our reports dated December 3, 2014 to the shareholders of The Canadian Imperial Bank of Commerce on the Consolidated Balance Sheets as at October 31, 2014 and 2013 and the Consolidated Statements of Income, Comprehensive Income, Changes in Equity and Cash Flows for each of the years in the three-year period ended October 31, 2014 and on the effectiveness of internal control over financial reporting as of October 31, 2014 as contained in its Annual Report on Form 40-F for the year ended October 31, 2014 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Ernst & Young LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

April 30, 2015